Exhibit 99.1

NEWS RELEASE

Midcoast Energy Partners, L.P. Declares Distribution Increase and Reports Earnings for Third Quarter 2014

HOUSTON — (October 30, 2014) - Midcoast Energy Partners, L.P. (NYSE:MEP) (“Midcoast Partners” or “the Partnership”) announced today that the board of directors of its general partner has declared a quarterly cash distribution of $0.3375 per unit, or $1.35 per unit on an annualized basis on all of its outstanding common and subordinated units, for the quarter ended September 30, 2014. The approved distribution represents increases of 3.8 percent over the previous quarter’s distribution and 8 percent over the minimum quarterly distribution. The distribution is payable on November 14, 2014, to unitholders of record at the close of business on November 7, 2014.

THIRD QUARTER AND YEAR-TO-DATE 2014 HIGHLIGHTS

•	Announced second consecutive quarterly distribution increase of 1.25 cents per unit, representing a year-to-date increase of 8 percent.

•	Reported adjusted EBITDA and distributable cash flow for the third quarter of $20.4 million and $12.3 million, respectively.

•	Increased sequentially natural gas and natural gas liquids (“NGL”) system volumes; stabilized system volumes and improving outlook.

•	Closed first drop-down acquisition from Enbridge Energy Partners, L. P. (NYSE: EEP) for $350 million, effective July 1, 2014.

•	Closed $400 million private placement of senior unsecured notes, September 30, 2014.

•	Final stages of construction of Beckville natural gas processing plant in the Cotton Valley formation; on target for first quarter 2015 in-service.

“Our base business continues to show signs of improving and the outlook for growth remains positive. We expect improved financial performance in the fourth quarter, although our full year 2014 earnings and distributable cash flow will be below our previously communicated guidance range. While we have made progress on our commercial and operating initiatives, we recognize that we need to accelerate the pace and increase the scope of change in strengthening the underlying business to secure, diversify and grow the future earnings and cash flow stream of the Partnership. While these actions will take time to implement, we are confident in the long-term outlook for the Partnership. We remain focused on executing on our strategic objectives to grow the business by increasing our scale, expanding our scope, extending our reach, and enhancing our capabilities to deliver sustainable value to our unitholders over the long-term,” said C. Gregory Harper, principal executive officer for the Partnership.

“As we look forward, our organic growth program is proceeding on schedule, and we are aggressively pursuing opportunities to secure additional accretive growth, in addition to positioning the Partnership for prospective drop-down opportunities from our sponsors. We are also pleased to announce our second consecutive quarterly distribution increase, and we are committed to delivering on our plan to provide mid-teens distribution growth to our unitholders through 2017,” noted Harper.

COMPARATIVE EARNINGS STATEMENT

The financial results for the three and nine months ended September 30, 2014 for Midcoast Energy Partners are presented on a consolidated basis. Among other factors described in our Annual Report on Form 10-K, our results of operations may not be comparable to our predecessor’s historical results of operations since our predecessor’s results of operations historically reflected 100 percent of the revenues and expenses relating to Midcoast Operating, L.P. (“Midcoast Operating”) and its subsidiaries. On July 1, 2014, we acquired an additional 12.6 percent interest in Midcoast Operating. Beginning July 1, 2014, we own a 51.6 percent controlling interest in Midcoast Operating, and for three months ended September 30, 2014 we consolidated the results of operations of Midcoast Operating and recorded a 48.4 percent non-controlling interest deduction for Enbridge Energy Partners, L.P.’s retained interest in Midcoast Operating.

	Three months ended		Nine months ended
	September 30,		September 30,
(unaudited, dollars in millions except per unit amounts)	2014	2013(2)	2014	2013(2)
Operating revenue	$1,399.4	$1,380.9	$4,443.1	$4,050.3
Operating expenses:
Cost of natural gas and natural gas liquids	1,238.2	1,244.3	3,986.7	3,553.4
Operating and maintenance	80.6	88.7	246.5	263.1
General and administrative	25.9	25.0	74.7	73.1
Depreciation and amortization	39.5	35.8	113.3	106.3

Operating income (loss)	15.2	(12.9)	21.9	54.4
Interest expense	3.6	—	9.7	—
Other income	5.3	—	6.4	0.2

Income (loss) before income tax expense	16.9	(12.9)	18.6	54.6
Income tax expense	0.9	0.6	2.7	8.9

Net income (loss)	16.0	(13.5)	$15.9	$45.7
Less: Net income (loss) attributable to noncontrolling interest	9.7	—	13.8	—

Net income (loss) attributable to general and limited partner ownership interest in Midcoast Energy Partners, L.P.	$6.3	$(13.5)	$2.1	45.7

Net income (loss) attributable to limited partners (1)	$6.2	$(5.1)	$2.1	$17.6

Weighted average limited partner units (millions) (1)	45.2	26.7	45.2	26.7

Net income (loss) per limited partner unit (dollars) (1)	$0.14	$(0.19)	$0.05	$0.66

(1)	Represents calculation retrospectively reflecting the affiliate capitalization of MEP consisting of 4.1 million MEP Class A common units, 22.6 million MEP subordinated units and 0.9 million MEP general partner interest units upon the transfer of a controlling ownership, including limited partner and general partner interests, in Midcoast Operating. The noncontrolling interest reflects the 61% retained by EEP for the three and nine month periods ended September 30, 2013.
(2)	For periods prior to November 13, 2013, the financial and operating information presented pertain to Midcoast Operating, L.P., our predecessor for accounting purposes.

COMPARISON OF QUARTERLY RESULTS

Following are explanations for significant changes in the Midcoast Operating’s financial results, comparing the three and nine month periods ended September 30, 2014 with the same periods of 2013. The comparison refers to adjusted operating income, which excludes the effect of non-cash and nonrecurring items (see Non-GAAP Reconciliations section below).

Midcoast Operating	Three months ended		Nine months ended
Adjusted Operating Income	September 30,		September 30,
(unaudited, dollars in millions)	2014	2013	2014	2013
Gathering, Processing and Transportation	$7.2	$19.6	$10.6	$65.9
Logistics and Marketing	(10.4)	3.3	(0.5)	2.2

Adjusted operating income	(3.2)	22.9	10.1	68.1

MEP Corporate	(1.5)	—	(3.7)	—

Adjusted operating income	$(4.7)	$22.9	$6.4	$68.1

Gathering, Processing and Transportation – Third quarter adjusted operating results for the Gathering, Processing and Transportation segment were $12.4 million lower than the same period of 2013. The decrease in adjusted operating income was predominantly attributable to lower natural gas throughput and NGL production volumes on our major systems due to reduced gas drilling activity in our Anadarko and East Texas regions. Additionally, volumes were impacted by the loss of a major customer on our Anadarko system in the second half of 2013. The decrease in operating income was partially offset by contractual minimum volume commitments and lower operating and maintenance costs.

Midcoast Operating	Three months ended		Nine months ended
Gathering, Processing and Transportation Throughput	September 30,		September 30,
(MMBtu per day)	2014	2013	2014	2013
East Texas	1,063,000	1,120,000	1,021,000	1,201,000
Anadarko	806,000	957,000	816,000	963,000
North Texas	304,000	314,000	292,000	326,000

Total	2,173,000	2,391,000	2,129,000	2,490,000

NGL Production
(Barrels per day)	2014	2013	2014	2013
Total System Production	84,121	88,907	82,578	89,620

Logistics and Marketing – Third quarter adjusted operating income for the Logistics and Marketing segment was $13.7 million lower than the same period of 2013. The decrease in adjusted operating income was predominantly attributable to lower natural gas and NGL volumes from our asset systems, in addition to fewer seasonal optimization opportunities and decreased liquids storage margins.

Updated 2014 Financial Guidance – We expect full year MEP Adjusted EBITDA and distributable cash flow to be between $75 to $78 million and $50 to $52 million, respectively.

Corporate – On July 1, 2014, the Partnership acquired from its affiliate Enbridge Energy Partners, L.P. an incremental 12.6 percent limited partner interest in Midcoast Operating for $350 million in cash. This acquisition increased the Partnership’s interest in Midcoast Operating to 51.6 percent. This transaction is the first acquisition of additional interests in Midcoast Operating since the Partnership’s initial public offering on November 13, 2013. Public partnership expenses are recognized in the corporate segment.

Partnership Financing

On September 30, 2014, the Partnership closed a private placement of senior unsecured notes with a group of institutional investors, which raised a total of $400 million of gross proceeds. Midcoast Partners intends to utilize the net proceeds to repay short-term debt, to finance a portion of its capital expansion program relating to its core natural gas systems and for general partnership purposes. The gross proceeds were raised in U.S. private debt markets through three series of notes with terms of five, seven and ten years with an average term of 7.75 years and weighted average coupon of 4.09 percent.

MANAGEMENT REVIEW OF QUARTERLY RESULTS

Midcoast Partners will review its financial results for the quarter ended September 30, 2014 in a live Internet presentation, commencing at 5:30 p.m. Eastern Time on Thursday, October 30, 2014. Interested parties may watch the live webcast at the link provided below. A replay will be available shortly afterward. Presentation slides and condensed unaudited financial statements will also be available on the Partnership’s website at the link below.

MEP Events and Presentations:

http://www.midcoastpartners.com/Investor-Relations/Events-and-Presentations/

Webcast link: http://www.media-server.com/m/p/rrggcsdq

The audio portion of the live presentation will be accessible by telephone at (877) 415-3183 (Passcode: 81038629) and can be replayed until November 13, 2014 by calling (888) 286-8010 (Passcode: 55408948). An audio replay will also be available for download in MP3 format from either of the website addresses above.

NON-GAAP RECONCILIATIONS

Adjusted net income and adjusted operating income for the principal business segments are provided to illustrate trends in income excluding derivative fair value losses and gains and other nonrecurring items that affect earnings. The derivative non-cash losses and gains result from marking to market certain financial derivatives used by the Partnership for hedging purposes that do not qualify for hedge accounting treatment in accordance with the authoritative accounting guidance as prescribed under generally accepted accounting principles in the United States.

Midcoast Energy Partners	Three months ended		Nine months ended
Adjusted Earnings	September 30,		September 30,
(unaudited; dollars in millions except per unit amounts)	2014	2013(2)	2014	2013(2)
Net income (loss) attributable to general and limited partner ownership interests in Midcoast Energy Partners, L.P.	$6.3	$(13.5)	$2.1	$45.7
Noncash derivative fair value (gains) losses
-Gathering, Processing and Transportation	(5.0)	5.6	(1.1)	(3.3)
-Logistics and Marketing	(4.2)	26.9	(5.7)	15.0
Make-up rights adjustment	0.3	—	1.5	—
Option premium amortization	(1.1)	3.3	(1.7)	2.0

Adjusted net income (loss)	$(3.7)	$22.3	$(4.9)	$59.4

Adjusted net income (loss) attributable to limited partners (1)	$(3.6)	$8.5	$(4.8)	$22.7

Weighted average units (millions) (1)	45.2	26.7	45.2	26.7

Adjusted net income (loss) per limited partner unit (dollars) (1)	$(0.08)	$0.31	$(0.10)	$0.85

(1)	Represents calculation retrospectively reflecting the affiliate capitalization of MEP consisting of 4.1 million MEP Class A common units, 22.6 million MEP subordinated units and 0.9 million MEP general partner interest units, upon the transfer of a controlling ownership, including limited partner and general partner interests in Midcoast Operating. The noncontrolling interest reflects the 61% retained by EEP for the three and nine month periods ended September 30, 2013.
(2)	Results for the three and nine month periods ended September 30, 2013 represents financial results of Midcoast Operating, L.P. (“Midcoast Operating”), our predecessor for accounting purposes.

Midcoast Operating	Three months ended		Nine months ended
Gathering, Processing and Transportation	September 30,		September 30,
(unaudited; dollars in millions)	2014	2013	2014	2013
Operating income	$19.0	$10.7	$14.2	$67.2
Noncash derivative fair value (gains) losses	(9.6)	5.6	0.4	(3.3)
Option premium amortization	(2.2)	3.3	(4.0)	2.0

Adjusted operating income	$7.2	$19.6	$10.6	$65.9

Midcoast Operating	Three months ended		Nine months ended
Logistics and Marketing	September 30,		September 30,
(unaudited; dollars in millions)	2014	2013	2014	2013
Operating income (loss)	$(2.3)	$(23.6)	$11.4	$(12.8)
Noncash derivative fair value (gains) losses	(8.1)	26.9	(11.9)	15.0

Adjusted operating income (loss)	$(10.4)	$3.3	$(0.5)	$2.2

Midcoast Energy Partners

Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) is used as a supplemental financial measurement to assess liquidity and the ability to generate cash sufficient to pay interest costs and make cash distributions to unitholders. The following reconciliation of net cash provided by operating activities to adjusted EBITDA is provided because EBITDA is not a financial measure recognized under generally accepted accounting principles.

Midcoast Energy Partners	Three months ended	Nine months ended
Adjusted EBITDA	September 30,	September 30,
(unaudited; dollars in millions)	2014	2014
Net cash provided (used) by operating activities	$(64.3)	$112.0
Changes in operating assets and liabilities, net of cash acquired	100.1	6.7
Income tax expense	0.9	2.7
Interest expense	3.6	9.7
Option premium amortization	(2.2)	(4.0)
Other	2.4	2.5
Adjusted EBITDA attributable to EEP retained interest	(20.1)	(75.6)

Adjusted EBITDA attributable to MEP	20.4	54.0

Maintenance capital expenditures	(8.2)	(18.1)
Income taxes paid	(0.2)	(1.1)
Cash paid for interest on MOLP debt	(0.5)	(1.0)
Cash paid for interest on MEP debt	(2.7)	(6.5)
Intercorporate abatement	3.3	8.2
Texas Express distribution in excess of income (1)	0.2	2.0

Distributable cash flow	$12.3	$37.5

(1)	Second quarter 2014 Texas Express distribution in excess of income included an amount that was later determined to be a return of capital. Distributable cash flow for the second quarter has been recast to exclude this return of capital amount from distributable cash flow.

About Midcoast Energy Partners, L.P.

Midcoast Energy Partners, L.P. (NYSE: MEP), is a limited partnership formed by Enbridge Energy Partners, L.P (“Enbridge Partners”) to serve as Enbridge Partners’ primary vehicle for owning and growing its natural gas and natural gas liquids (NGLs) midstream business in the United States. Our assets consist of a 51.6 percent controlling interest in Midcoast Operating, L.P., a Texas limited partnership that owns a network of natural gas and NGL gathering and transportation systems, natural gas processing and treating facilities and NGL fractionation facilities primarily located in Texas and Oklahoma. Midcoast Operating also owns and operates natural gas, condensate and NGL logistics and marketing assets that primarily support its gathering, processing and transportation business. Through our ownership of Midcoast Operating’s general partner, we control, manage and operate these systems.

Enbridge Energy Partners, L.P. (NYSE: EEP), owns 100 percent of Midcoast Holdings, LLC, the general partner of Midcoast Partners and holds an approximate 54 percent interest in Midcoast Partners. Enbridge Partners owns and operates a diversified portfolio of crude oil and, through Midcoast Partners, natural gas transportation systems in the United States. Its principal crude oil system is the largest pipeline transporter of growing oil production from western Canada and the North Dakota Bakken formation. Enbridge Partners is recognized by Forbes as one of the 100 Most Trustworthy Companies in America.

Forward Looking Statements

This news release includes forward-looking statements, which are statements that frequently use words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “position,” “projection,” “should,” “strategy,” “target,” “will” and similar words. Although we believe that such forward-looking statements are reasonable based on currently available information, such statements involve risks, uncertainties and assumptions and are not guarantees of performance. Future actions, conditions or events and future results of operations may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results are beyond the ability of the Partnership to control or predict. Specific factors that could cause actual results to differ from those in the forward-looking statements include: (1) changes in the demand for or the supply of, forecast data for, and price trends related to natural gas, natural gas liquids and crude oil; (2) the Partnership’s ability to successfully complete and finance expansion projects; (3) the effects of competition, in particular, by other pipeline and gathering systems, as well as other processing and treating plants; (4) shut-downs or cutbacks at the Partnership’s facilities or refineries, petrochemical plants, utilities or other businesses for which the Partnership transports products or to whom the Partnership sells products; (5) hazards and operating risks that may not be covered fully by insurance; (6) changes in or challenges to the Partnership’s rates; and (7) changes in laws or regulations to which the Partnership is subject, including compliance with environmental and operational safety regulations that may increase costs of system integrity testing and maintenance.

Forward-looking statements regarding “drop-down” growth opportunities are further qualified by the fact that Enbridge Partners is under no obligation to offer to sell us additional interests in Midcoast Operating, and we are under no obligation to buy any such additional interests. As a result, we do not know when or if any such additional interests will be purchased.

The Partnership’s forward looking statements are subject to risks and uncertainties pertaining to operating performance, regulatory parameters, project approval and support, weather, economic conditions, interest rates and commodity prices, including but not limited to those discussed more extensively in our filings with the U.S. securities regulators. The impact of any one risk, uncertainty or factor on any particular forward looking statement is not determinable with certainty as these are independent and our future course of action depends on management’s assessment of all information available at the relevant time. Except to the extent required by law, we assume no obligation to publically update or revise any forward looking statements, whether as a result of new information, future events or otherwise. In addition to the risks listed above, other risks include those detailed from time to time in the Partnership’s Securities and Exchange Commission, or SEC, reports, including, without limitation, in the Partnership’s Annual Report on Form 10-K for the most recently completed fiscal year, and any subsequently filed annual, quarterly or current reports, which filings are available to the public at the SEC’s website (www.sec.gov).

FOR FURTHER INFORMATION PLEASE CONTACT:

Sanjay Lad, CFA	Terri Larson, APR

Investment Community	Media

Toll-free: (855) MEP-7222 or (866) 637-7222	Telephone: (877) 496-8142

E-mail: mep@enbridge.com	E-mail: usmedia@enbridge.com

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